SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-SPORTSMANS GUIDE INC
          GAMCO ASSET MANAGEMENT INC.
                       7/11/06           12,000            30.7000
                       7/05/06            7,946-           30.6124
                       7/03/06              200            30.5903
                       7/03/06            1,700            30.5903
                       6/30/06            2,000            30.6000
                       6/30/06           18,500            30.6000
                       6/29/06           29,800            30.5571
                       6/29/06            3,300            30.5571
          GABELLI FUNDS, LLC.
              GABELLI ABC FUND
                       7/05/06           14,800            30.6200

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ GLOBAL SELECT MARKET.

(2) PRICE EXCLUDES COMMISSION.